NEWS RELEASE Provident Bank Names Annamaria Vitelli EVP, Chief Wealth Officer and President of Beacon Trust Seasoned Wealth Management Executive to Lead Strategic Growth of Provident Bank’s Wealth Management Business ISELIN, NEW JERSEY (June 4, 2026) – Provident Bank, a leading New Jersey-based financial institution, announced today the appointment of Annamaria Vitelli to Executive Vice President, Chief Wealth Officer of Provident Bank and President of Beacon Trust, effective immediately. In her new role, Ms. Vitelli will lead the strategic direction and growth of Provident Bank’s wealth management business, including investment management, trust, and fiduciary services. In addition, she will partner across business lines to advance an integrated sales model and collaborate closely with the leaders of Provident Bank and Provident Protection Plus to deliver comprehensive financial solutions and an exceptional customer experience. Ms. Vitelli will also focus on expanding and retaining Beacon Trust’s customer base, developing innovative wealth management products and services, and attracting, developing, and retaining top talent to support long-term growth. Ms. Vitelli will report directly to Anthony Labozzetta, President and Chief Executive Officer of Provident Bank, and will serve as a member of the bank’s Executive Leadership Team. “Since joining Beacon Trust last year, Anna has made a significant impact on our organization through her vision, leadership, and unwavering commitment to delivering exceptional customer outcomes,” said Mr. Labozzetta. “She brings extensive experience in wealth management, a proven ability to drive strategic growth, and a collaborative leadership style that aligns perfectly with our culture. As we continue to expand our wealth management capabilities and strengthen our integrated approach to serving customers, Anna is exceptionally well-positioned to lead Beacon Trust and help shape the future of this important business.” Ms. Vitelli joined Beacon Trust in September 2025 as Executive Vice President and Chief Growth Officer. In that role, she was responsible for driving growth and retention strategies, leading business development and wealth advisory teams, and helping expand the firm's market presence and client relationships. With more than two decades of experience in wealth management, private banking, trust, and estate planning, Ms. Vitelli has built a distinguished career serving high-net-worth and ultra-

high-net-worth individuals, families, and institutions. Prior to joining Beacon Trust, she served as Executive Vice President and Head of Hawthorn at PNC Private Bank, where she led the ultra- high-net-worth business segment and oversaw a team of more than 200 professionals. Earlier in her career, she held senior leadership positions in wealth strategy and customer experience at PNC and served in senior wealth management and trust roles at Vanguard and The Private Family Office. She also practiced as an estates and tax attorney. “I am honored to assume this role and grateful for the confidence Tony and the Board have placed in me,” said Ms. Vitelli. “Beacon Trust has a strong reputation for delivering personalized advice, an exceptional experience, and long-term value to customers. I look forward to working with our talented teams across Provident Bank and Provident Protection Plus to build upon our momentum, deepen customer relationships, and accelerate growth across our wealth management business.” Ms. Vitelli holds a J.D. and an LL.M. in Taxation, both earned cum laude from Temple University’s Beasley School of Law. ### About Beacon Trust Based in Morristown, New Jersey, Beacon Trust is a full-service wealth management firm, which together with Beacon Investment Advisory Services, Inc., has approximately $4 billion in assets under administration and decades of proven success, superior solutions and exceptional client service. The firm focuses on helping its clients attain, preserve and expand their assets through customized wealth management planning. Beacon Trust Company is a wholly owned subsidiary of Provident Bank which, in turn, is a subsidiary of Provident Financial Services, Inc. (NYSE:PFS), which reported assets of $25.20 billion as of March 31, 2026. About Provident Bank Founded in Jersey City in 1839, Provident Bank is the oldest community-focused financial institution based in New Jersey and is the wholly owned subsidiary of Provident Financial Services, Inc. (NYSE:PFS). With assets of $25.20 billion as of March 31, 2026, Provident Bank offers a wide range of customized financial solutions for businesses and consumers with an exceptional customer experience delivered through its convenient network of more than 140 branches across New Jersey and parts of New York and Pennsylvania, via mobile and online banking, and from its customer contact center. The bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company, and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc. To learn more about Provident Bank, go to www.provident.bank or call our customer contact center at 800.448.7768. Media Contact: Keith Buscio Director of Public Relations & Communications Keith.Buscio@provident.bank